Exhibit 99.02

November 26, 2014

To the Board of Directors

   of WPCS International Incorporated:

Ladies and Gentlemen:

I hereby resign as a director of WPCS International Incorporated, a Delaware corporation (the “Company”), effective immediately.

Further, I hereby confirm that there are no any outstanding remuneration, fees or any monies of any nature owed to me by the Company, I have no claim against the Company in respect of any outstanding remuneration, fees or monies owed of any nature.

/s/ DIVYA THAKUR
Divya Thakur